UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

YRC Worldwide Inc. (“YRC Worldwide” or the “Company”) issued a news release today announcing the details of a proposed modification to the National Master Freight Agreement, effective April 1, 2008 through March 31, 2013 (the “NMFA”), between each of YRC Inc., USF Holland Inc. and New Penn Motor Express Inc. (collectively, the “YRC Subsidiaries”) and certain classes of their respective employees (including drivers, dockworkers and others) represented by the International Brotherhood of Teamsters (the “Teamsters”). A copy of the news release is filed as Exhibit 99.1 to this Form 8-K. The proposal includes the following terms:

•	The effective date of the modification would be the first day of the first payroll period following the ratification of the modification, which the Company expects to occur prior to January 1, 2009.

•

The effectiveness of the modification is subject to the ratification by secret ballot of a majority of the affected union employees voting. New Penn employees would vote on the modification separately from YRC Inc. and USF Holland Inc.

•	The modification would implement a 10% reduction in all wages paid under the NMFA, inclusive of scheduled increases, starting on the effective date through the remaining life of the NMFA.

•	The modification would suspend any cost of living increases, starting on the effective date through the remaining life of the NMFA.

•	YRC Subsidiary contributions to health, welfare and pension plans for affected union employees would not change.

•

Non-union employees would experience the same or greater percent reduction in total compensation as the affected union employees. This would include the modifications made earlier this year to the non-union pension, retirement and other benefit programs.

•

The modification would create a proposed employee stock ownership plan or trust whereby affected union employees would participate in the equity of the Company through a vehicle that economically functions as a warrant or similar instrument to purchase 15% of YRC Worldwide’s common stock. The exercise price for the equity instrument would be the closing stock price of YRC Worldwide’s common stock on the date the modification to the NMFA becomes effective, and the purchase would not be effected until on or after January 1, 2010. The ability to purchase the equity would expire March 31, 2018. Further details regarding this plan or trust are being finalized between the Teamsters and the YRC Subsidiaries.

•

If (1) a Change of Control (defined below) occurs without Teamster approval of the acquiror, (2) the Company files a Chapter 7 or 11 bankruptcy petition or is placed in involuntary bankruptcy proceeding or (3) the Company terminates the modification with Teamster approval, the modification would terminate, wages and cost of living increases would revert to their original levels on a prospective basis and the equity vehicle for affected union employees would terminate. For this purpose, a “Change of Control” occurs if a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, purchases or otherwise acquires shares of YRC Worldwide after the effective date of the modification that, together with stock held by such person or group, constitutes more than 50 percent of the total voting power of the stock of YRC Worldwide where the current directors of YRC Worldwide (or directors that they nominate or their nominees nominate) no longer continue to hold more than 50% of the voting power of the board of directors).

The Company expects cost savings of approximately $220 million to $250 million per year for the remaining term of the NMFA if the foregoing modification is ratified. The actual amount would be determined by actual levels of employment. A number of other Teamster bargaining units and bargaining units represented by other unions are not subject to the NMFA. The Company’s estimates of cost savings also assumes that a significant number of these additional bargaining units ratify similar proposals.

The current slowdown in the U.S. economy and the resulting adverse impact to both the Company’s freight volume and yield (or price) for its services has caused reductions in the Company’s earnings and its liquidity position. The Company believes that its forecasted operating performance and planned capital structure actions to be sufficient to allow it to remain in compliance with its covenants in its credit and asset backed securitization facilities and, in particular, its Total Leverage Ratio covenant (as contained and defined in the credit facility). However, this belief in remaining in compliance is a forward-looking statement. The Company’s forecasts include significant judgment and significant market risk that may or may not be realized. The factors that could impact these forecasts include (without limitation), inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, including (without limitation) those cost reduction opportunities arising from the combination of the sales, operations and networks of Yellow Transportation and Roadway, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation), the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

The Company believes that it must implement the following actions to remain in compliance with its covenants:

•	further reduce costs, including (without limitation) the wage reduction for union employees described above as well as other cost reductions that the Company is undertaking

•	successfully conclude the cash tender for the Company’s contingent convertible notes and USF senior notes that the Company commenced on November 25, 2008

•	complete the integration of YRC Inc.’s Yellow Transportation and Roadway networks.

While taking these actions, the Company must also balance its cash liquidity needs to operate its business with the economic activity levels that the Company is experiencing. In addition to the foregoing actions, the Company believes that it has the following actions available to it to address its liquidity needs in 2009:

•	continuing to reduce costs in light of the economic activity and volumes that the Company is experiencing

•	reducing debt and increasing the Company’s liquidity by strategically pursuing sale and leaseback arrangements for certain of the Company’s real estate holdings

•	continuing to sell assets, especially (but without limitation) those excess assets made available by the integration of the Yellow Transportation and Roadway networks

•	opportunistically repurchasing additional portions of the Company’s outstanding notes using YRC Worldwide common stock

•	increasing the Company’s liquidity by terminating its captive insurance company

•	entering into other capital markets transactions as they may become available to the Company

If the Company does not execute one or more of these actions, including ratification and implementation of the labor agreement modification with the Teamsters, some of which are not entirely within the Company’s control, the risk exists that the Company would not have sufficient liquidity in 2009 to meet its operating needs. Additionally, the Company’s liquidity needs could increase due to factors outside of its control. In particular, the Company may be required to use its liquidity to provide letters of credit, surety bonds and other collateral in excess of current levels to insurers, venders, lenders or other third parties in light of recent rating agency downgrades with respect to the Company’s debt instruments.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated December 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: December 3, 2008	By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated December 3, 2008

5